EXHIBIT 99.1


Name and Address of Designated Filer:
PPM America Capital Partners, L.L.C.
225 West Wacker Drive
Suite 1200
Chicago, Illinois  60606

Issuer Name and Ticker or Trading Symbol:
Global Power Equipment Group Inc. (GEG)

Statement for Month/Day/Year:
February 17, 2005

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Listing of the names and addresses of other reporting persons:

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1.    PPM America Private Equity Fund L.P.                            PPM AMERICA PRIVATE EQUITY FUND L.P.
      225 West Wacker Drive
      Suite 1200                                                      By:  PPM America Capital Partners, L.L.C. as general partner
      Chicago, Illinois  60606
                                                                      By: /s/ David Brett
                                                                          ----------------------------------
                                                                          David Brett, Senior Partner

**  Intentional misstatements or omissions of facts constitute Federal Criminal Violations
    See 18 U.S.C. 1001 and 15 U.S.C. 78ff(a).

Note:   File three copies of this Form, one of which must be manually signed.  If space is insufficient, see Instruction 6 for procedure

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB Number.

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